UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The information disclosed in Item 2.01 below is incorporated herein by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

Cloud Peak Energy Acquires Youngs Creek, CX Ranch and Associated Coal and Land Assets in Montana and Wyoming

On June 29, 2012, Arrowhead I LLC (“Purchaser”), a wholly-owned indirect subsidiary of Cloud Peak Energy Inc. and Cloud Peak Energy Resources LLC (collectively, “Cloud Peak Energy”), entered into three separate Purchase and Sale Agreements (each a “Purchase Agreement” and, collectively, the “Purchase Agreements”) with Chevron U.S.A. Inc. (“Chevron”), CONSOL Energy Inc. (“CONSOL”) and certain subsidiaries of each of Chevron and CONSOL (together with Chevron and CONSOL, collectively, “Sellers”), whereby, Purchaser acquired (the “Acquisition”) the Youngs Creek Mining Company, LLC (“Youngs Creek”) joint venture and other related coal and surface assets (the “Assets”) from Chevron and CONSOL for an aggregate of $300 million in cash.  The Acquisition was funded from existing cash and investments.

Of this purchase price, $195 million is allocated to the lease of approximately 450 million tons of in-place coal and $105 million to the purchase and lease of 38,800 acres of land.  Youngs Creek is a permitted Northern Powder River Basin undeveloped surface mine project located 13 miles north of Sheridan, Wyoming, and contiguous with the Wyoming-Montana state line.  It is seven miles south of Cloud Peak Energy’s Spring Creek Mine and seven miles from the mainline railroad.

Of the approximately 450 million tons of in-place coal,  the undeveloped Youngs Creek mine permits cover 291 million recoverable tons of low sulfur, high Btu subbituminous coal.  267 million tons of the permitted coal benefit from a royalty rate of 8.0% payable to CONSOL and Chevron, which is below the normal 12.5% of gross proceeds payable on Federal coal.

The 38,800 acres of land include Youngs Creek surface to the south and extend to the border with Cloud Peak Energy’s Spring Creek Mine to the north.  The property also extends onto the Crow Indian Reservation to the west and abuts the Decker Mine, of which Cloud Peak Energy owns 50%, to the east.

Future development timing and production levels are expected to depend largely on the availability of additional export terminal capacity on the West Coast and continued strong Asian demand for thermal coal. The mine would be served exclusively by the BNSF railroad.  As Cloud Peak Energy has not completed detailed mine development planning, the acquired coal is not expected to be included in Cloud Peak Energy’s proven and probable reserves at year-end 2012.

The Purchase Agreements contain customary representations, warranties and covenants.  The Purchase Agreements are simultaneous “sign and close” agreements; therefore, the Acquisition has fully closed and is not subject to further satisfaction of closing conditions for transfer of title to the Assets, other than certain post-closing actions to effect transfer of certain non-material real estate interests.

Pursuant to the Purchase Agreements, Sellers have agreed to indemnify Purchaser after the closing, subject to certain limitations and indemnity caps, including for losses incurred by Purchaser attributable to (i) a breach of representations or warranties made by Sellers or their respective affiliates under the Purchase Agreements and related documents; (ii) a breach of, or default in, the performance by Sellers or their respective affiliates under the Purchase Agreement or related documents; or (iii) any actual fraud or willful misconduct by Sellers or their respective affiliates in connection with the Acquisition.  Purchaser has agreed to indemnify Sellers against any losses attributable to (i) a breach of Purchaser’s representations and warranties under the Purchase Agreements or related documents or (ii) a breach of, or default in, the performance by Purchaser under the Purchase Agreements or related documents.  Cloud Peak Energy Resources LLC issued guaranty agreements to Sellers for the obligations of Purchaser under the Purchase Agreements and Youngs Creek under the coal lease amendments discussed below.

Simultaneously with the closing of the Acquisition, Sellers entered into amendments of the existing coal leases between Youngs Creek and certain Chevron and CONSOL entities.  These amendments include, among other terms and provisions: (i) an 8% production royalty payable to the lessors; (ii) a designated initial term, without payment or production requirements during such initial term; (iii) the ability to extend the initial term through advance minimum royalties, commencing after the initial term and continuing until a wind-down of Youngs Creek mine; and (iv) a requirement that Youngs Creek must mine a minimum threshold amount of the coal reserves by a specified deadline or the leases are subject to termination.  The amended Youngs Creek coal leases also include (i) certain transfer provisions for surface rights once a minimum level of coal production has been met; and (ii) a buy-out option of Youngs Creek for the Chevron and CONSOL lease interests determined by a pre-agreed formula.

The foregoing description of the transaction agreements is not a complete description of all of the parties’ rights and obligations thereunder and is qualified in its entirety by reference to the definitive agreements.  The Purchase Agreements, which are filed as Exhibits 2.1, 2.2 and 2.3 hereto, are incorporated herein by reference.

The transaction agreements and the above description of the transaction agreements have been included to provide investors and security holders with information regarding material terms of such agreements.  They are not intended to provide factual information about the parties or their respective subsidiaries or affiliates.  The representations, warranties, and covenants contained in the transaction agreements were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to those agreements; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures by the parties. Accordingly, investors should read the representations and warranties in the attached Purchase Agreements not in isolation but only in conjunction with the other information about the parties and their respective subsidiaries or affiliates that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission (“SEC”).

Item 7.01                                           Regulation FD Disclosure.

On July 2, 2012, Cloud Peak Energy Inc. issued a press release announcing the Acquisition and posted an investor presentation to its public website at www.cloudpeakenergy.com/investor-relations/webcasts-and-presentations.  The Cloud Peak Energy website is not intended to function as a hyperlink, and the information contained on such website is not a part of this Form 8-K.  A copy of the press release and the investor presentation are furnished as Exhibits 99.1 and 99.2.  In accordance with general instruction B.2 to Form 8-K, such information is being “furnished” and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the exhibits hereto contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations or beliefs, as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, (1) our current estimates of the quantity and quality of the acquired coal assets and evaluation of such coal for any inclusion in the company’s reported reserves, (2) any future development, production and/or marketing of the coal, (3) anticipated additional West Coast export terminal capacity and the timing of any such additional capacity, (4) Asian export demand, (5) business development and growth initiatives and strategies; (6) potential synergies of the transaction, and (7) other statements regarding the transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the risks that (i) sufficient additional West Coast terminal capacity is not developed at all or in a timely manner, (ii) Asian export demand and domestic demand for PRB coal weakens, (iii) the coal leases from Chevron and CONSOL terminate if we fail to meet minimum future production requirements, (iv) future development and operating costs significantly exceed our expectations, or (v) anticipated synergies are not achieved.  For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of this transaction, refer to the risk factors described from time to time in the reports and registration statements we file with the SEC, including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this Form 8-K or the exhibits hereto, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1                     Purchase and Sale Agreement, dated as of June 29, 2012, among Arrowhead I LLC, Chevron USA Inc., CONSOL Energy Inc., Consolidation Coal Company and Reserve Coal Properties Company *

2.2                     Purchase and Sale Agreement, dated as of June 29, 2012, among Chevron USA Inc. and Arrowhead I LLC *

2.3                     Purchase and Sale Agreement, dated as of June 29, 2012, among CONSOL Energy Inc., Consolidation Coal Company, Reserve Coal Properties Company and Arrowhead I LLC.*

99.1              Furnished Press Release, issued by Cloud Peak Energy Inc., dated July 2, 2012

99.2              Furnished Investor Presentation, dated July 2, 2012

*                                         Schedules (and similar attachments) to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Cloud Peak Energy agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: July 2, 2012	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: July 2, 2012	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of June 29, 2012, among Arrowhead I LLC, Chevron USA Inc., CONSOL Energy Inc., Consolidation Coal Company and Reserve Coal Properties Company *

2.2	Purchase and Sale Agreement, dated as of June 29, 2012, among Chevron USA Inc. and Arrowhead I LLC *

2.3	Purchase and Sale Agreement, dated as of June 29, 2012, among CONSOL Energy Inc., Consolidation Coal Company, Reserve Coal Properties Company and Arrowhead I LLC.*

99.1	Furnished Press Release, issued by Cloud Peak Energy Inc., dated July 2, 2012

99.2	Furnished Investor Presentation, dated July 2, 2012

*                                         Schedules (and similar attachments) to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Cloud Peak Energy agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.